EXHIBIT 10.11

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

DATED	JUNE 24, 2004

VIEWSONIC EUROPE LIMITED

and others as Chargors

and

BURDALE FINANCIAL LIMITED

DEED OF DEBENTURE

Nabarro Nathanson

Lacon House

Theobald’s Road

London  WC1X 8RW

Tel:  020 7524 6000

i

DEED OF DEBENTURE

DATE	JUNE 2004

PARTIES

(1)                       VIEWSONIC EUROPE LIMITED (registered in England and Wales under company registration number 03131161) (the “Company”);

(2)                       THE COMPANIES (if any) identified in Schedule 1 (together with the Company and each person which becomes a party to this Deed by executing a Deed of Accession, each a “Chargor” and together the “Chargors”); and

(3)                       BURDALE FINANCIAL LIMITED (registered in England and Wales under company registration number 2656007) (“Burdale”).

RECITALS

(A)                   The Chargors enter into this Deed to secure the repayment and satisfaction of the Secured Liabilities.

(B)                     The Chargors and Burdale intend that this document take effect as a deed notwithstanding that it may be executed under hand.

IT IS AGREED AS FOLLOWS:

1.                           DEFINITIONS AND INTERPRETATION

1.1                                          In this Deed:

“Blocked Accounts”

means the bank accounts of the Chargors specified in Part I of schedule 5 and/or in the schedule to any Deed of Accession and/or such other bank accounts of the Chargors as Burdale may approve;

“Book Debts”

means:

(a)                        all book and other debts in existence from time to time (including, without limitation, any sums whatsoever owed by banks or similar institutions) both present and future, actual or contingent, due, owing to or which may become due, owing to or purchased or otherwise acquired by any Chargor; and

(b)                       the benefit of all rights whatsoever relating to the debts referred to above including, without limitation, any related agreements, documents, rights and remedies (including, without limitation, negotiable or non-negotiable instruments, guarantees, indemnities, legal and equitable charges, reservation of proprietary rights, rights of tracing, unpaid vendor’s liens and all similar connected or related rights and assets);

“Charged Accounts”

means the Blocked Accounts and the Other Accounts;

“Dangerous Substance”

means any substance of whatever kind and form and in whatever combination capable of causing harm to any lifeform or the environment;

“Deed of Accession”

means a deed of accession substantially in the form set out in Schedule 6;

“Environmental Law”

means all laws, regulations, directives, statutes and any guidance, circular or regulations issued thereunder, subordinate legislation, common law, equity, all other international, national and local laws and all judgments, orders, instructions or awards of any court or competent authority concerning the protection of or compensation for damage to human health, the environment, or the condition, of any work place or the generation, dealing with, or disposal of any Dangerous Substance;

“Environmental Licence”

means any consent, approval, authorisation, exemption, licence, order, permission, condition, recording, registration, variation, modification or transfer required by any Environmental Law;

“Environmental Proceedings”

means any written claim or demand or any criminal, civil, judicial, regulatory or administrative proceedings, suit or action or other enforcement process brought or taken under any Environmental Laws (including without limitation any written claim or demand etc in respect of any Remedial Works) or any matter which would be the subject of any such written claim or demand etc but where liability has been admitted or otherwise settled or agreed;

“Equipment”

means (save to the extent that any such items form part of such Chargor’s stock in trade) all present and future plant, equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture and fixtures and all attachments, accessories owned by any Chargor and property

(other than Fixtures) now or in future relating to it or used in connection with it and replacements and substitutions for it wherever located;

“Event of Default”

is defined in the Facility Agreement;

“Facility Agreement”

means the facility agreement dated on or about today’s date between the Company and others as Facility Companies and/or Guarantors and Burdale;

“Facility Company”

is defined in the Facility Agreement;

“Finance Documents”

is defined in the Facility Agreement;

“Fixtures”

means all fixtures and fittings (including, without limitation, those of trade) and fixed plant and machinery on the Mortgaged Property;

“Group Shares”

means all shares specified in Schedule 4 or in the Schedule to any Deed of Accession or, when used in relation to a particular Chargor, such of those shares as are specified against its name in Schedule 4 or in the Schedule to any Deed of Accession, together in each case with all other stocks, shares, debentures, bonds, warrants, coupons or other securities and investments now or in the future owned by any or (when used in relation to a particular Chargor) that Chargor from time to time;

“Insurances”

means all contracts and policies of insurance taken out by or for a Chargor or in which any Chargor has an interest (to the extent of that interest);

“Intellectual Property”

means all subsisting patents and subsisting rights of a similar nature held in any part of the world, applications for patents and such rights, divisions and continuations of such applications for patents, registered and unregistered trade marks, registered designs, utility models (in each case for their full period and all extensions and renewals of them), applications for any of them and the right to apply for any of them in any part of the world, inventions, confidential information, Know-how, business names, trade names, brand names, copyright and rights in the nature of copyright, design rights and get-up and any similar rights existing in any country; and the benefit (subject to the burden) of any and all agreements, arrangements and licences in connection with any of the foregoing including but not limited to the Specified Intellectual Property;

“Know-how”

means all the body of knowledge, technical experience, expertise and skills, technical processes, secret processes, formulae and technical information held by any Chargor and relating to its business, which is not in the public domain;

“Local Accounts”

means the bank accounts of the Chargors specified in Part III of Schedule 5;

“Mortgaged Property”

means any freehold or leasehold property (including the Premises) the subject of the security created by this Deed;

“Obligors”

is defined in the Facility Agreement;

“Other Accounts”

includes (i)  the bank accounts of the Chargors specified in Part II of Schedule 5 and/or in the Schedule to any Deed of Accession and/or such other bank accounts of the Chargors as Burdale may permit and (ii) the Local Accounts;

“Permitted Security Interest”

means any Security Interest which any Chargor is permitted to create or maintain under the terms of the Facility Agreement;

“Premises”

means any building or other edifice on the Mortgaged Property or other Security Asset;

“receiver”

includes any receiver, receiver and manager or administrative receiver;

“Receiver”

means any individual or individuals (who may be an employee or employees of Burdale) for the time being and from time to time appointed by Burdale to be a receiver or receivers (and, where more than one individual is appointed jointly, they shall have the power to act severally, unless Burdale shall specify to the contrary in their appointment) under this Deed and, where the context shall admit, any individual or individuals for the time being and from time to time so appointed in substitution, provide always that all such individuals shall be qualified under the Insolvency Act 1986 to act as a receiver of the property of any company with respect to which he is appointed or as an administrative receiver of any such company;

“Related Rights”

means, in relation to the Group Shares, all dividends and other distributions paid or payable after today’s date on all or any of the Group Shares and all stocks, shares, securities (and the dividends or interest on them), rights, money or property accruing or offered at any time by way of redemption, bonus, preference, option rights or otherwise to or in respect of any of the Group Shares or in substitution or exchange for any of the Group Shares;

“Remedial Works”

means:

(a)                        any investigation, inspection, sampling or monitoring works; or

(b)                       any works, steps or measures to treat, abate, remove, remedy, contain, control, manage or ameliorate the presence or actual or potential effect of any Dangerous Substance or any harm to the environment or human health or pollution of the environment;

“Secured Liabilities”

means all present and future obligations and liabilities, whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, of each Obligor to Burdale except for any obligation which, if it were so included, would result in a contravention of section 151 of the Companies Act 1985;

“Security Assets”

means all assets of each Chargor the subject of any security created by this Deed (and includes the Mortgaged Property);

“Security Interest”

is defined in the Facility Agreement;

“Security Period”

means the period beginning on the date of this Deed and ending on the date on which the Secured Liabilities have been irrevocably and unconditionally satisfied in full.  If any amount paid by any Chargor and/or in connection with the satisfaction of the Secured Liabilities is capable of being avoided or otherwise set aside on the liquidation or administration of such Chargor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purpose of this Deed;

“Security Shares”

means the Group Shares and the Related Rights and, in the case of a particular Chargor, means such of the Group Shares as are held by it at the relevant time, together with all Related Rights in respect of such Group Shares;

“Specified Equipment”

means the Equipment (if any) specified in Schedule 8 or in the Schedule to any Deed of Accession;

“Specified Intellectual Property”

means the registered Intellectual Property (if any) specified in Schedule 7 or in the Schedule to any Deed of Accession.

1.2                                          Construction

1.2.1                                                    Any reference in this Deed to:

(a)                       “assets” includes present and future properties, revenues and rights of every description;

(b)                      an “authorisation” means an authorisation, consent, approval, licence, resolution, filing or registration;

(c)                       a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(d)                      “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)                       a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(f)                         a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(g)                      a provision of law is a reference to that provision as amended or re-enacted;

(h)                      words importing the singular shall include the plural and vice versa;

(i)                          a charge or mortgage of any freehold or leasehold property includes all Premises and Fixtures on that property, the proceeds of sale of any part of that property, and the benefit of any covenants for title (or any monies paid or payable in respect of them) given or entered into by any predecessor in title in respect of that property;

(j)                          any party or person includes any person deriving title from it or any successor, transferee or assignee.

1.3                                          Clause and schedule headings are for ease of reference only.

1.4                                          An Event of Default is “continuing” if it has not been waived.

1.5                                          Capitalised terms defined in the Facility Agreement have the same meaning when used in this Deed unless the context requires otherwise.

1.6                                          If at any time the Company is the only Chargor the references in this Agreement to “Chargors” shall, whilst such circumstance is continuing, be construed accordingly.

1.7                                          The terms of the other Finance Documents and of any side letters between the parties to this Deed in relation to the Finance Documents are incorporated in this Deed to the extent required for any purported disposition of the Mortgaged Property in this Deed to be a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

1.8                                          Every disposition effected by this Deed is made with full title guarantee.  The other terms of this Deed do not limit or extend any of the covenants implied by virtue of Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 but create separate and independent obligations having effect cumulatively with those implied covenants.

1.9                                          Each of the charges in clause 2 over each category of the assets, each asset and each sub-category of each asset specified in such clause shall be read and construed separately, as though each such category, asset and sub-category were charged independently and separately of each other.

1.10                                    In the event of any conflict between the provisions of this Deed and the provisions of the Facility Agreement the provisions of this Deed shall prevail.

2.                            FIXED SECURITY

Each Chargor, as security for the payment and performance of the Secured Liabilities and in the manner specified in clause 1.7 of this Deed:

2.1                                          charges in favour of Burdale by way of a first legal mortgage all the property (if any) now belonging to it and specified in Schedule 2 and all other interests in any freehold or leasehold property now or in the future belonging to it; and

2.2                                          charges in favour of Burdale by way of a first fixed charge:

2.2.1                                                    (to the extent that they are not within clause 2.1) all interests in any freehold or leasehold property now or in the future belonging to it;

2.2.2                                                    all Equipment (other than any Specified Equipment effectively mortgaged to Burdale by way of a first legal mortgage pursuant to clause 2.5) now or in the future belonging to it and its interest in any such Equipment in its possession now or in the future;

2.2.3                                                    all of its benefits, claims and returns of premiums in respect of the Insurances;

2.2.4                                                    all of its right, title and interest (if any) in and to the Blocked Accounts and all monies standing to the credit of any the Blocked Accounts and the debts represented by them;

2.2.5                                                    its goodwill and its uncalled capital both present and future;

2.2.6                                                    its Book Debts, both uncollected and collected, the proceeds of the same and all monies otherwise due and owing to such Chargor but excluding the Charged Accounts and any amounts standing to the credit of any Charged Account;

2.2.7                                                    the benefit of all rights, securities and guarantees of whatsoever nature enjoyed or held by it in relation to anything in sub paragraph 2.1(b)(vii);

2.2.8                                                    its rights under any hedging arrangements;

2.2.9                                                    any of its beneficial interest, claim or entitlement in any pension fund;

2.2.10                                              the benefit of all permissions of whatsoever nature and whether statutory or otherwise, held in connection with its business or the use of any Security Asset and the right to recover and receive all compensation which may be payable to it; and

2.2.11                                              its Intellectual Property now or in the future subject to any necessary (as at the date of this Deed) third party’s consent to such charge being obtained. To the extent that such Intellectual Property is not capable of being charged (whether by reason of lack of any such consent or otherwise) the charge purported to be effected by this sub-clause 2.2.11 shall operate as an assignment of any and all damages, compensation, remuneration, profit, rent or income which any Chargor may derive from such Intellectual Property or be awarded or entitled to in respect of such Intellectual Property as continuing security for the payment, discharge and performance of the Secured Liabilities;

2.3                                          mortgages and charges and agrees to mortgage and charge to Burdale all Group Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first mortgage;

2.4                                          mortgages and charges and agrees to mortgage and charge to Burdale all the Related Rights accruing to all or any of the Group Shares held now or in the future by it and/or any nominee on its behalf, the same to be a security by way of a first mortgage or charge;

provided that:

2.4.1                                                    whilst no Event of Default is continuing, all dividends and other distributions paid or payable as referred to in paragraph (d) above may be paid directly to the relevant Chargor (in which case Burdale or its nominee shall execute any necessary dividend mandate) and, if paid directly to Burdale shall be paid promptly by it to the relevant Chargor; and

2.4.2                                                    subject to sub-clause 5.4.3 whilst no Event of Default is continuing, all voting rights attaching to the relevant Group Shares may be exercised by the relevant Chargor or, where the shares have been registered in the name of Burdale or its nominee, as the relevant Chargor may direct in writing, and Burdale and any nominee of Burdale in whose name such Group Shares are registered shall execute any form of proxy or other document reasonably required in order for the relevant Chargor to do so; and

2.5                                          mortgages and charges and agrees to mortgage and charge to Burdale the same to be a security by way of a first mortgage all of its right, title and interest in and to:

2.5.1                                                    the Specified Equipment; and

2.5.2                                                    all spare parts and replacements for and all modifications and additions to the Specified Equipment.

3.                            FLOATING CHARGE

3.1                                          Creation

Each Chargor as security for the payment and performance of the Secured Liabilities and in the manner specified in clause 1.7 of this Deed charges in favour of Burdale by way of a floating charge all its assets not otherwise effectively mortgaged or charged by way of fixed mortgage or charge by clause 2.

3.2                                          Conversion by notice

Burdale may by notice to any Chargor convert the floating charge created by this Deed into a fixed charge in relation to all or any of such Chargor’s assets specified in the notice if:

3.2.1                                                    Burdale has reasonable grounds for considering those assets to be in jeopardy, by legal process or otherwise; or

3.2.2                                                    an Event of Default has occurred and is continuing; or

3.2.3                                                    Burdale becomes aware or has reason to believe that steps have been taken which would, in the reasonable opinion of Burdale, be likely to lead to the presentation of a petition to appoint an administrator in relation to such Chargor (or that such a petition has been presented or such an administrator has been appointed) or to wind up such Chargor (or that such a petition has been presented).

3.3                                          No waiver

The giving by Burdale of a notice pursuant to clause 3.2 in relation to any class of any Chargor’s assets, rights and property shall not be construed as a waiver or abandonment of Burdale’s rights to give other similar notices in respect of any other class of assets.

3.4                                          Insolvency Act 1986

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.2.

4.                            REPRESENTATIONS AND WARRANTIES

4.1                                          Making of representations

Each Chargor makes the representations and warranties set out in this clause 4 to Burdale.  The representations and warranties so set out are made on the date of this Deed and are deemed to be repeated by the Chargors throughout the Security Period on those dates on which representations and warranties are to be repeated in accordance with clause 12 of the Facility Agreement with reference to the facts and circumstances then existing.

4.2                                          Capacity

Each Chargor has the capacity, power and authority to enter into this Deed and the obligations assumed by it are its legal, valid, binding and enforceable obligations subject to laws affecting creditors’ rights generally.

4.3                                          Title

The Chargors are the sole legal and beneficial owner of the Security Assets free of any Security Interest or third party interest of any kind (other than pursuant to or as permitted by the Finance Documents).

4.4                                          Environmental Matters

4.4.1                                                    Save as disclosed in writing by the relevant Chargor to Burdale prior to the date of this Deed, each Chargor has at all times complied with all applicable Environmental Law including the obtaining of and compliance with all requisite Environmental Licences (as varied or modified from time to time).

4.4.2                                                    No Chargor is involved in any Environmental Proceedings and no Chargor is aware of any circumstances which are likely to give rise to such Environmental Proceedings.

4.4.3                                                    No circumstances exist which will result in any Chargor having any requisite Environmental Licence revoked or modified or varied in a material manner.

4.5                                          Mortgaged Property

4.5.1                                                    The Chargor named as owner in respect of any Mortgaged Property is the legal and beneficial owner of such Mortgaged Property.

4.5.2                                                    Other than as notified in writing to Burdale, the Mortgaged Property is free from any agreement for lease, lease, licence, tenancy, overriding lease or other occupational arrangement or overriding interest.

4.5.3                                                    The Premises and the Fixtures are in good and substantial repair.

4.5.4                                                    There subsists no breach of any law or regulation which could affect materially the value of the Mortgaged Property.

4.5.5                                                    There are no covenants, agreements, stipulations, reservations, conditions, interests, rights or other matters whatsoever which could affect adversely the Mortgaged Property so far as the Chargors are aware.

4.5.6                                                    The Mortgaged Property is free from any financial encumbrance of whatsoever nature other than Permitted Security Interests.

4.5.7                                                    No Chargor has received any notice of any adverse claim, nor has any acknowledgement been given in respect of the ownership of the Mortgaged Property, or any interest in it.

4.5.8                                                    No facility necessary for the enjoyment and use of the Mortgaged Property may be terminated or curtailed.

4.6                                          Security

This Deed creates the various forms of security it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of any Chargor, or otherwise.

4.7                                          Security Shares

4.7.1                                                    Each Chargor is and will remain the sole beneficial owner of its Security Shares and, save where such Security Shares have been registered in the name of Burdale or its nominee pursuant to this Deed and/or its nominee, is and will remain the absolute legal owner of such Security Shares.

4.7.2                                                    No Chargor will take any action whereby the rights attaching to the Security Shares are altered or diluted.

4.7.3                                                    The Group Shares are fully paid and non-assessable and neither the Group Shares nor the Related Rights are subject to any options to purchase or similar rights of any person.

4.8                                          Specified Intellectual Property

4.8.1                                                    The details of the Specified Intellectual Property appearing or referred to in Schedule 7:

(a)                       are true, accurate, and complete in all material respects; and

(b)                      no Chargor is the owner of any interest in any other registered Intellectual Property which is not identified in that Schedule:

4.8.2                                                    The Chargors are the sole legal and beneficial owners of any Specified Intellectual Property referred to in sub-clause 4.8.1 and there are no:

(a)                       Security Interests; nor

(b)                      any options, rights of pre-emption, licences, agreements or other third party interests of any nature, affecting any such Specified Intellectual Property, other than those which are specifically identified in Schedule 7.

4.8.3                                                    Nothing has been done or has been omitted to be done by or with the consent of the Chargors whereby any person (including any relevant registrar or other applicable authority) might reasonably be expected successfully:

(a)                       to seek cancellation or rectification or any other modification of any registration of or application for registration, in any jurisdiction, of any Specified Intellectual Property which is registered or subject to an application for registration in such jurisdiction; or

(b)                      to challenge the legality or validity of any such registration or application.

4.8.4                                                    No Chargor is aware of any circumstances which would be likely to entitle a third party to a licence, permission, consent or assignment of, or in respect of, any Specified Intellectual Property or other Intellectual Property right.

4.8.5                                                    No Chargor is aware of any actions, claims or allegations against any third party alleging infringement of any Specified Intellectual Property, nor of any facts, matters or circumstances which could reasonably be expected to give rise to any such action, claim or allegation.

4.8.6                                                    No Chargor is aware of any pending or anticipated actions, claims, counter-claims, applications or allegations impugning the validity or enforceability of any Specified Intellectual Property or its ownership of it, nor of any facts, matters or circumstances which could reasonably be expected to give rise to any such action, claim, counter-claim, application or allegation.

4.8.7                                                    No Chargor has done or omitted to do any act in relation to any Specified Intellectual Property which has resulted or which could reasonably be expected to result in any breach or infringement of any third party’s intellectual property rights.

4.8.8                                                    All renewal fees due in respect of the registrations for the Specified Intellectual Property in any jurisdiction have been paid.

5.                            UNDERTAKINGS

5.1                                          Duration

The undertakings in this clause 5 shall remain in force throughout the Security Period and are given by each Chargor to Burdale.

5.2                                          General

5.2.1                                                    Book debts and receipts

Each Chargor shall collect and realise its Book Debts and other monies and receipts and, save to the extent that Burdale otherwise agrees in writing, pay the proceeds thus realised into a Blocked Account (in the case of each Facility Company) or an Other Account (in the case of any other Chargor) and, pending such payment into a Blocked Account or Other Account (as the case may be), hold the proceeds thus realised upon trust for Burdale.

5.2.2                                                    Covenant to perform

Each Chargor shall continuously comply with the terms (both express and implied) of this Deed and any contracts relating to the Secured Liabilities.

5.2.3                                                    Restrictions on dealings

No Chargor shall:

(a)                       create or permit to subsist any Security Interest of whatsoever nature on any Security Asset other than a Permitted Security Interest or as created by this Deed; or

(b)                      sell, transfer, grant, lease or otherwise dispose of any Security Asset, except for the disposal in the ordinary course of trade of any Security Asset subject to the floating charge created by clause 3.1 and except as provided for under the Finance Documents.

5.3                                          Property

5.3.1                                                    Deposit of Title Deeds

For the duration of the Security Period each Chargor shall deposit with Burdale all deeds and documents of title relating to the Mortgaged Property owned by it and any property comprised within sub-clause 5.3.3.

5.3.2                                                    Environmental matters

Each Chargor shall:

(a)                       comply in all material respects with all applicable Environmental Law including the obtaining of and compliance with all requisite Environmental Licences (as varied from time to time);

(b)                      immediately inform Burdale:

(i)                           of any actual Environmental Proceedings or, as soon as it becomes aware, of any potential Environmental Proceedings involving it; and

(ii)                        upon receipt, of any communication of whatsoever nature, whether specific or general and whether from a third party or competent regulatory authority, served on it concerning any alleged breach of any Environmental Law or non compliance with any Environmental Licence, which, if substantiated, could have a material adverse effect upon its financial position or upon its ability to perform its obligations under this Deed;

(c)                       immediately inform Burdale if it becomes aware that any of the Mortgaged Property or any other property owned or occupied by any Chargor is likely to be entered on any register relating to land use or to Remedial Works affecting land and waters (including, without limitation, registers to be held by any competent regulatory authority under section 78R of the Environmental Protection Act 1990 or section 190 of the Water Resources Act 1991);

(d)                      immediately inform Burdale of the presence of any Dangerous Substance in, on, at or under or migrating onto or from any Mortgaged Property or other property owned or occupied by any Chargor or of any other circumstance, event or incident which is likely to give rise to any Environmental Proceedings; and

(e)                       immediately inform Burdale of any actual or proposed variation, modification or revocation of any requisite Environmental Licence held by such Chargor and of any refusal to grant or transfer to the Chargor any Environmental Licence required by it for the purpose of its business.

5.3.3                                                    Future Acquisitions and Legal Mortgage

Each Chargor shall:

(a)                       notify Burdale immediately upon the acquisition by it of any freehold or leasehold or other interest in property (and for the purposes of this sub-clause 5.3.3 the date of exchange of contracts for such an acquisition shall be deemed the date of acquisition);

(b)                      at its cost, execute and deliver to Burdale, on demand, a legal mortgage (on terms no more onerous than the terms of this Deed) in favour of Burdale of any freehold or leasehold or other interest in property which becomes vested in it after the date of this Deed; and

(c)                       in any event, if applicable, give HM Land Registry written notice of this Deed and procure that notice of it be duly noted in the Registers to each such title.

5.3.4                                                    Lease and covenant compliance

Each Chargor shall:

(a)                       perform all the terms on its part contained in any lease or agreement for lease comprising the Mortgaged Property or to which the Mortgaged Property is subject;

(b)                      not do anything as a result of which any lease or agreement for lease comprising Mortgaged Property or to which the Mortgaged Property is subject may become forfeit or otherwise determinable; and

(c)                       properly perform (and indemnify Burdale for any breach of) any covenants and stipulation of whatsoever nature affecting the Mortgaged Property.

5.3.5                                                    Notices

Within 10 days after the receipt by a Chargor of any application, requirement, order or notice served or given by any public, local or other authority relating to any Mortgaged Property, such Chargor shall:

(a)                       deliver a copy to Burdale; and

(b)                      inform Burdale of the steps taken or proposed to be taken by way of compliance.

5.3.6                                                    Power to Remedy

In case of default by any Chargor in performing any obligation or other covenant affecting the Mortgaged Property, each Chargor shall permit Burdale or its agents and contractors:

(a)                       to enter on the Mortgaged Property;

(b)                      to comply with or object to any notice served on any Chargor relating to the Mortgaged Property; and

(c)                       to take any action Burdale may reasonably consider expedient to prevent or remedy any breach of any such term or to comply with or object to any such notice,

provided that nothing in this sub-clause 5.3.6 (or otherwise in this Deed) shall entitle Burdale or its agents and contractors to any action (including any Remedial Works) relating to any notice served under or breach of any Environmental Law (including without limitation Part II A of the Environmental Protection Act 1990).

5.3.7                                                    Repair

Each Chargor shall, and shall procure that each other Chargor shall, keep the Premises and the Fixtures in good and substantial repair and condition and decorative order.

5.4                                          Security Shares

5.4.1                                                    Each Chargor shall forthwith deposit with Burdale or as Burdale may direct all bearer instruments, share certificates and other documents of title or evidence of ownership in relation to such Group Shares as are owned by it or in which it has or acquires an interest and their Related Rights and shall execute and deliver to Burdale all such share transfers and other documents as may be requested by Burdale in order to enable Burdale or its nominees to be registered as the owner or otherwise to obtain a legal title to the same and, without limiting the generality of the foregoing, shall deliver to Burdale on today’s date executed (and, if required to be stamped, pre-stamped) share transfers for all Group Shares in favour of Burdale and/or its nominee(s) as transferees or, if Burdale so directs, with the transferee left blank and shall procure that all such share transfers are at the request of Burdale forthwith registered by the relevant company and that share certificates in the name of Burdale and/or such nominee(s) in respect of all Group Shares are forthwith delivered to Burdale.

5.4.2                                                    Each Chargor shall provide Burdale with certified copies of all resolutions and authorisations approving the execution of such transfer forms and registration of such transfers as Burdale may reasonably require.

5.4.3                                                    Burdale and its nominee may at any time whilst an Event of Default is continuing or in any other instance where Burdale is of the reasonable opinion that it is necessary for the avoidance of an Event of Default or necessary for the protection of its material interests exercise or refrain from exercising (in the name of each Chargor, the registered holder or otherwise and without any further consent or authority from each Chargor and irrespective of any direction given by any Chargor) in respect of the Security Shares any voting rights and any powers or rights under the terms of the Security Shares or otherwise which may be exercised by the person or persons in whose name or names the Security Shares are registered or who is the holder thereof, including, without limitation, all the powers given to trustees by section 10(3) and (4) of the Trustee Act 1925 as amended by section 9 of the Trustee Investments Act 1961 in respect of securities or property subject to a trust provided that in the absence of notice from Burdale each Chargor may and shall continue to exercise any and all voting rights with respect to the Group Shares subject always to the terms of this Deed.  No Chargor shall without the previous consent in writing of Burdale exercise the voting rights attached to any of the Group Shares in favour of resolutions having the effect of changing the terms of the Group Shares (or any class of them) or any Related Rights or prejudicing the security under this Deed or impairing the value of the Security Shares.  Each Chargor hereby irrevocably appoints Burdale or its nominees its proxy to exercise (as provided in or permitted by this Deed) all voting rights so long as the Group Shares belonging to it remain registered in its name.

5.4.4                                                    Each Chargor during the continuance of this security will make all payments which may become due in respect of any of the Security Shares and, in the event of default in making any such payment, Burdale may if it thinks fit make such payment on behalf of each Chargor.  Any sums so paid by Burdale shall be repayable by the relevant Chargor to Burdale on demand and pending such repayment shall constitute part of the Secured Liabilities.

5.4.5                                                    It is expressly agreed that, notwithstanding anything to the contrary contained in this Deed, each Chargor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Security Shares and Burdale shall not be under any obligation or liability by reason of or arising out of the security over the Security Shares conferred by this Deed.  Burdale shall not be required in any manner to perform or fulfil any obligation of any Chargor in respect of the Security Shares, or to make any payment, or to receive any enquiry as to the nature or sufficiency of any payment received by them, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which they may have been or to which they may be entitled under this Deed at any time or times.

5.4.6                                                    Upon the occurrence of an Event of Default and at any time thereafter while the same is continuing Burdale shall be entitled to put into force and exercise immediately as and when it may see fit any and every power possessed by Burdale by virtue of the security over the Security Shares conferred by this Deed or available to a secured creditor (so that sections 93 and 103 of the Law of Property Act 1925 shall not apply to this security) and in particular (without limitation):

(a)                       to sell all or any of the Security Shares in any manner permitted by law upon such terms as Burdale shall in its absolute discretion determine;

(b)                      to collect, recover or compromise and give a good discharge for any monies payable to any Chargor in respect of the Security Shares or in connection therewith; and

(c)                       to act generally in relation to the Security Shares in such manner as Burdale acting reasonably shall determine.

5.4.7                                                    For the avoidance of doubt, each Chargor agrees that the enforceability of the security over the Security Shares conferred by this Deed is not dependent on the performance or non-performance by Burdale of its obligations under any agreement with any Chargor.

5.4.8                                                    Immediately on conversion of any of the Group Shares from certificated to uncertificated form, and on the creation or conversion of any other securities which are for the time being comprised in the Security Shares in or into uncertificated form, each Chargor shall give such instructions or directions as Burdale may require in order to protect or preserve its security.

5.4.9                                                    Each Chargor shall, immediately upon receipt of any certificate or other document evidencing any entitlement to further Security Shares, deposit it with Burdale together with such share transfer forms in blank and other documents as Burdale may require.

5.4.10                                              This clause 5 shall not apply to the shares in Viewsonic Limited for so long as that company conducts no business and has no assets.

5.5                                          Opening of Accounts and Collection of Receivables

5.5.1                                                    Forthwith upon the execution of this Deed, each Facility Company shall open the relevant Blocked Accounts, and the Chargors shall maintain the Other Accounts and execute all deeds and documents and do all other acts and things required by Burdale in connection with them and the Chargors shall maintain such accounts until the security constituted by this Deed has been discharged.

5.5.2                                                    Forthwith upon the execution of this Deed, each Facility Company shall serve notice upon the bank at which each Blocked Account is opened (in respect of the relevant Blocked Accounts) in substantially the form set out in part I of Schedule 3 and the Chargors shall serve notice upon each bank at which any Other Account is held (in respect of the relevant Other Accounts) in substantially the form set out in part II of Schedule 3, and shall procure the relevant bank returns the acknowledgement in substantially the form set out in the relevant part of Schedule 3 or such other form acceptable to Burdale in its absolute discretion.

5.5.3                                                    Until the security constituted by this Deed is discharged, no Chargor shall maintain any bank accounts which are not Charged Accounts.

5.6                                          Operation of Blocked Account

5.6.1                                                    Until the security constituted by this Deed is discharged, no Facility Company shall be entitled to withdraw the whole or any part of any amount standing to the credit of any Blocked Account and shall not, subject to sub-clause 5.6.2 below, take any action, claim or proceedings against Burdale or any other party for the return or payment to any person of the whole or any part of any amount standing to the credit of any Blocked Account.

5.6.2                                                    Each Facility Company agrees that until the security constituted by this Deed is discharged, Burdale shall be able to withdraw on a daily basis all deposits made into any Blocked Account provided that the amount so withdrawn is applied towards the Secured Liabilities in accordance with clause 7 of the Facility Agreement and each Facility Company shall direct the relevant bank(s) to transfer the cleared balance of such Facility Company’s Blocked Accounts to such account as Burdale shall specify for the purpose from time to time at the end of each Business Day.

5.7                                          Operation of Other Accounts

Until notified by Burdale in writing to the contrary, the Chargors shall be entitled to operate the Other Accounts provided that:

5.7.1                                                    the Other Accounts each retain a credit or zero balance at all times;

5.7.2                                                    the Chargors shall not and shall procure that no other person shall deposit or transfer any monies (i) in excess of US$100,000 per annum or its equivalent in the applicable local currency into the Local Accounts or (ii) into Other Accounts other than the Local Accounts; and

5.7.3                                                    the Chargors shall not at any time transfer the whole or any part of the amounts standing to the credit of any Other Account to any other bank account other than to another Charged Account or in the ordinary course of business to the extent permitted under the Finance Documents.

5.8                                          Intellectual Property

5.8.1                                                    Without prejudice to clause 13, each Chargor shall at its own expense promptly execute any document and do all assurances acts and things as Burdale may require to procure that the security created by this Deed is recorded as soon as possible by Burdale in each register in each jurisdiction in which any Specified Intellectual Property is registered.

5.8.2                                                    Without prejudice to clause 13 if after the date of this Deed, any Chargor:

(a)                       proposes to apply to register any Specified Intellectual Property in any register in which it is not already identified as being registered in; or

(b)                      proposes to apply to register any Intellectual Property right not existing on the date of this Deed, such Chargor shall notify Burdale and, if Burdale so requires and promptly notifies the Chargor, such Chargor shall ensure that application is made for the security created by this Deed to be recorded, and that any such security is recorded, at the same time as the application or registration (as the case may be) of such Intellectual Property.

5.8.3                                                    Each Chargor will make such registrations and pay such fees, renewal fees, registration taxes and similar amounts as are necessary to keep the Specified Intellectual Property in force.

5.8.4                                                    Each Chargor will take such steps as are necessary (including the institution of legal proceedings) to police its Specified Intellectual Property in any territories which are material to its business to ensure proper use of them and to prevent third parties infringing them and, take such other steps as are reasonably practicable to maintain and preserve its interests in its Specified Intellectual Property including applying to register any interests therein in any relevant register.

5.8.5                                                    Each Chargor will promptly notify Burdale in writing upon becoming aware of any circumstances which would make any of the representations in clause 4.8 inaccurate or misleading in any material respect if those representations were then to be repeated.

5.8.6                                                    No Chargor will do anything nor use the Specified Intellectual Property in any way which could reasonably be expected to have an adverse effect or which could devalue any such Specified Intellectual Property.

5.8.7                                                    No Chargor will, without the prior written consent of Burdale:

(a)                       sell, transfer, license or otherwise dispose of any Intellectual Property; nor

(b)                      permit any Specified Intellectual Property which is registered or subject to an application for registration to be abandoned or cancelled, to lapse or to be liable to any claim for abandonment for non-use or otherwise.

5.9                                          Equipment

5.9.1                                                    Forthwith after the date of this Deed, each Chargor shall attach to a visible part of each item of Specified Equipment owned by it and with a value in excess of twenty thousand pounds (£20,000) (as determined in accordance with the Equipment Valuation) in a permanent manner a clear and distinctive label, no smaller than three inches by four inches in size comprising the following notice: “This piece of Equipment is subject to a first legal mortgage in favour of Burdale Financial Limited (“Burdale”) and may not be removed or sold without the prior written consent of Burdale”.

5.9.2                                                    Each Chargor shall keep its Equipment in good repair, working order and condition and fit for its purpose and shall not permit the same to be handled other than by persons properly qualified and trained or to be overloaded or to be used for any purpose for which the Equipment is not designed or reasonably suitable.

5.9.3                                                    No Chargor will, without the prior written consent of Burdale, make any modification or permit any modification to be made to the Equipment if the effect of such modification may be to reduce the value of the Equipment.

5.9.4                                                    Each Chargor will promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Premises and the Equipment and on demand produce evidence of such payment to Burdale.

5.9.5                                                    Each Chargor will obtain all authorisations from  time to time required for the use and operation of the Equipment and not to do or permit to be done any act or omission whereby the Equipment or the use of it would contravene regulations for the time being in force.

5.9.6                                                    Each Chargor will forthwith notify Burdale of any loss, theft, damage or destruction to any Equipment with a value in excess of £20,000.

5.9.7                                                    Each Chargor will give Burdale such information concerning the location, condition, use and operation of the Equipment as the Burdale may require and to permit any persons designated by Burdale at all reasonable times to inspect and examine the Equipment and the records maintained in connection with it.

5.9.8                                                    Each Chargor will ensure that the Premises are suitable for the use or storage of the Equipment, and will keep the Equipment at the Premises.

5.9.9                                                    Each Chargor will procure in favour of Burdale from any person with a proprietary interest or encumbrance (including any owner, leaseholder or chargee) in any real or personal property to which the Equipment might become affixed, or with which title to the Equipment might merge, an acknowledgement prior to such fixing or merger that their rights and remedies will only be exercised subject to Burdale’s rights in the Equipment and, in particular, but without limitation to the generality of the foregoing, the right of Burdale, its servants or agents to enter upon any such property to remove the Equipment notwithstanding that it might be affixed to, or have merged with, any real or personal property.

6.                            WHEN SECURITY BECOMES ENFORCEABLE

The security constituted by this Deed shall become immediately enforceable and the power of sale and other powers conferred by section 101 of the Law of Property Act 1925, as varied or amended by this Deed, shall be immediately exercisable upon and at any time after the occurrence of any Event of Default and whilst the same is continuing after which Burdale may in its absolute discretion enforce all or any part of the security in any manner it sees fit.

7.                            ENFORCEMENT OF SECURITY

7.1                                          General

7.1.1                                                    For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due on the date of this Deed.

7.1.2                                                    Section 103 of the Law of Property Act (restricting the power of sale) and section 93 of the Law of Property Act 1925 (restricting the right of consolidation) do not apply to the security constituted by this Deed.

7.1.3                                                    The statutory powers of leasing conferred on Burdale are extended so that, without the need to comply with any provision of section 99 or 100 of the Law of Property Act 1925, Burdale is empowered to lease, make agreements for leases, accept surrenders of leases and grant options as Burdale may think fit.

7.2                                          Agent of the Chargors

For all purposes each Receiver is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Law of Property Act 1925. Every Receiver shall be the agent of the Chargor in respect of which he was appointed unless and until a liquidator shall be appointed of that Chargor, whereafter such Receiver shall act as principal but shall not become the agent of Burdale. That Chargor alone shall be responsible for the receiver’s contracts, engagements, commissions, omissions, defaults and losses and for liabilities incurred by him.  Burdale shall not incur any liability of whatsoever nature (either to the Chargors or to any other person) by reason of Burdale making his appointment as a Receiver or for any other reason.

7.3                                          Contingencies

If Burdale enforces the security constituted by this Deed at a time when no amounts are due to Burdale under the Finance Documents but at a time when amounts may or will become so due, Burdale (or the Receiver) may pay the proceeds of any recoveries effected by it into a Blocked Account (in the case of a Facility Company) or an Other Account (in the case of any other Chargor).

7.4                                          Mortgagee in Possession - No Liability

Neither Burdale nor any Receiver or Manager will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might otherwise be liable.

7.5                                          Privileges

Each Receiver and Burdale is entitled to all the rights, powers, privileges and immunities conferred by the Law of Property Act 1925 on mortgagees and receivers when such receivers have been duly appointed under that Act, except that section 103 of that Act does not apply.

7.6                                          Protection of third parties

No person (including a purchaser) dealing with Burdale or a Receiver or its or his agents need enquire:

7.6.1                                                    whether the Secured Liabilities have become payable; or

7.6.2                                                    whether any power purported to be exercised has become exercisable; or

7.6.3                                                    whether any money remains due; or

7.6.4                                                    how any money paid to Burdale or to the Receiver is to be applied.

7.7                                          Redemption of prior Mortgages

At any time after the security constituted by this Deed has become enforceable, Burdale or any Receiver may, in the case of Burdale at the sole cost of the Chargors (payable to Burdale on demand) and in the case of a Receiver as an expense of the Receiver’s receivership:

7.7.1                                                    redeem any interest by way of security for the time being and from time to time ranking in point of security in priority to any of the security constituted by this Deed; and/or

7.7.2                                                    (in the case of a redemption by Burdale) procure the transfer of that interest by way of security to itself; and/or

7.7.3                                                    settle and pass the accounts of any prior mortgagee, chargee or encumbrancer which once so settled and passed shall be conclusive and binding on the Chargors.

8.                            RECEIVER

8.1                                          Appointment of Receiver

In the circumstances described in sub-clause 3.2.1 or at any time after the security constituted by this Deed becomes enforceable, or, at any time if so requested by any Chargor in writing, Burdale may (but shall not be obliged) without further notice (and whether or not the relevant Chargor shall have been accorded sufficient or any time in which to satisfy any relevant indebtedness) from time to time, and notwithstanding that, if such be the case, one or more than one Receiver shall have been appointed in respect of all or any of the Security Assets pursuant to this clause and not removed from such Security Assets, appoint in writing, under the hand of any manager of Burdale, a Receiver of the Security Assets or any of them and, where so requested by a Chargor, whether or not those Security Assets shall belong to that Chargor, but, in the circumstances described in sub-clause 3.2.1, only over the Security Assets specified in the notice referred to in that clause.  Burdale may not exercise the rights conferred pursuant to this clause 8.1 to the extent to which exercise would be inconsistent with any relevant statutory or regulatory provision.

8.2                                          Relationship with Burdale

To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (be it express or implied) upon a Receiver of any Security Assets may, after the security created by this Deed has become enforceable, be exercised by Burdale in relation to any Security Asset either:

8.2.1                                                    without first appointing a Receiver; or

8.2.2                                                    notwithstanding the appointment of a Receiver.

8.3                                          Removal

Burdale may by writing under its hand (subject to section 45 of the Insolvency Act 1986 (any requirement for an order of the court in the case of an administrative receiver)):

8.3.1                                                    remove any Receiver appointed by it; and

8.3.2                                                    whenever it deems it necessary or desirable, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

8.4                                          Remuneration

Burdale may, from time to time, fix the remuneration of any Receiver and direct payment of the same out of monies accruing to him in the exercise of his powers, authorities and discretions by or pursuant to this Deed, but the Chargor in respect of which any Receiver shall have been appointed shall alone be liable for the payment of that remuneration.

9.                            POWERS OF RECEIVER

9.1                                          General

9.1.1                                                    In addition to those conferred by the Law of Property Act 1925 on any receiver appointed under that Act, each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out in this Deed. The powers, authorities and discretions conferred by or pursuant to this Deed in relation to the Security Assets on Burdale or any Receiver shall be in addition to, and not in substitution for, the powers conferred on mortgagees or receivers under the Law of Property Act 1925, and, where there is any ambiguity or conflict between the powers, authorities and discretions contained in that Act and those conferred by or pursuant to this Deed, the terms of this Deed shall prevail.

9.1.2                                                    If there is more than one Receiver holding office at the same time, unless the document appointing him states otherwise, each Receiver may exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

9.1.3                                                    A Receiver who is an administrative receiver of a Chargor has all the rights, powers and discretions of an administrative receiver under the Insolvency Act 1986.

9.1.4                                                    A Receiver may, in the name of the relevant Chargor if he so wishes:

(a)                       do all other acts and things which he may consider necessary or desirable for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

(b)                      do and exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising as if he were its absolute beneficial owner.

9.2                                          Borrow and Lend Money

A Receiver may raise and borrow money (either unsecured or on the security of any Security Asset, either in priority to, pari passu with, or subsequent to, the security constituted by this Deed or otherwise) and may lend money either with or without security in the case of either borrowing or lending money on any other terms and for whatever purpose which he thinks fit.  No person lending that money need enquire as to the propriety or purpose of the exercise of that power or to check the application of any money so raised or borrowed.

9.3                                          Carry on Business

A Receiver may carry on, manage or concur in the carrying on or managing of, the business for the time being and from time to time of the relevant Chargor in such manner as he may think fit, including, without limitation, power to perform, repudiate, rescind, compromise, amend or vary any contract, instrument or agreement to which the relevant Chargor shall for the time being and from time to time be a party.

9.4                                          Compromise

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the relevant Chargor or relating in any way to any Security Asset.

9.5                                          Employees

Either in connection with any exercise by the Receiver of his powers by or pursuant to this Deed or otherwise for any purpose connected with any of the Security Assets, a Receiver may:

9.5.1                                                    appoint and discharge managers, officers, agents, accountants, servants, workmen and others upon such terms as to remuneration or otherwise as he may think proper; and

9.5.2                                                    discharge any such persons appointed by the relevant Chargor.

9.6                                          Leases

A Receiver may grant, or concur in the grant of, any leases or licences of any Security Asset for any term on any terms which he thinks fit (including, without limitation, at a rent or fee with or without a premium) and may accept a surrender of any lease or licence of any Security Asset on any terms which he thinks fit (including, without limitation, the payment of money to a lessee or licensee on a surrender).

9.7                                          Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings to the relevant Chargor or its Security Assets as he thinks fit.

9.8                                          Possession

A Receiver may take immediate possession of, get in, and/or collect the Security Assets of the relevant Chargor and, for that purpose, to enter upon its property or any other premises at which its Security Assets are for the time being and from time to time located and sever, dismantle or remove the same or any fixtures for the time being and from time to time therefrom without being liable for any loss or damage thereby occasioned.

9.9                                          Protection of Assets

A Receiver may, in each case as he may think fit:

9.9.1                                                    make and effect, and concur in the making and effecting of, all repairs, maintenance, decoration, provision of all services (including, without limitation, lighting, heating and cleansing) structural and other alterations, improvements, additions and development in or to the Security Assets and do anything else in connection with the Security Assets which he may think fit or which he may deem proper for the efficient use or management of the Security Assets, as well as for the protection as for the improvement of the Security Assets or for the protection of the security hereby constituted;

9.9.2                                                    commence and/or complete any building operations on the Mortgaged Property or other Security Asset;

9.9.3                                                    apply for and maintain any planning permission, building regulation, approval or any other permission, consent or licence in relation to the Security Assets; and

9.9.4                                                    effect and maintain insurances in respect of the Security Assets.

9.10                                    Receipts

A Receiver may give valid receipts for all monies and execute all deeds or documents (including, without limitation, with full power to convey any assets sold in the name of the relevant Chargor) as may be necessary or appropriate in the name of, or on behalf of the relevant Chargor for the purpose of exercising any of the powers, authorities and discretions conferred on the Receiver by or pursuant to this Deed and to use the name of the relevant Chargor for all or any of such powers, authorities and discretions, for which purpose the relevant Chargor hereby irrevocably appoints every such Receiver to be its attorney.

9.11                                    Sale of assets

A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction, tender or private treaty in any manner and on any terms and with or without such advertisement and in such lot or lots and together or separately as the Receiver thinks fit.  The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as the Receiver thinks fit.  Fixtures may be severed and sold separately from the property containing them without the consent of the relevant Chargor.

9.12                                    Subsidiaries

A Receiver may promote the formation of a or purchase a newly formed, or concur in the promotion of the formation of a or purchase a newly formed, subsidiary and/or subsidiaries of any Chargor with a view to the same purchasing, leasing, licensing or otherwise acquiring all or any of the assets of that Chargor and the Receiver may sell, lease, license or otherwise dispose all or any of the assets of that Chargor to such subsidiary or subsidiaries on such terms as he shall think fit.

9.13                                    Exercise of Rights

A Receiver may exercise or permit the relevant Chargor or any nominee of the relevant Chargor to exercise any powers or rights incidental to the ownership of its Security Assets in such manner as the Receiver may think fit and, in particular (as regards any shares, stock or other securities for the time being and from time to time included in its Security Assets), any rights for the time being and from time to time attached thereto.

9.14                                    Uncalled capital

A Receiver may call up all or any portion of any uncalled capital of a Chargor.

9.15                                    Professional advice

A Receiver may appoint a solicitor or accountant or other professionally qualified person to advise or assist it in the exercise of any of the powers, authorities and discretions by or pursuant to these presents or otherwise for any purpose connected with its Security Assets, and may discharge any such person.

9.16                                    Seal

A Receiver may use a Chargor’s seal.

9.17                                    Specified Intellectual Property

A Receiver may in respect of any Specified Intellectual Property:

9.17.1                                              make such registrations and pay such fees, renewal fees, registration taxes and similar amounts as he thinks fit to keep such Specified Intellectual Property in force;

9.17.2                                              take such steps as he thinks fit (including, without limitation, the institution of legal proceedings and the incurring of advertising expenditure) to police such Specified Intellectual Property in any territory and to prevent third parties infringing it and otherwise to maintain and preserve its value; and

9.17.3                                              if he thinks fit, abandon or cancel such Specified Intellectual Property or permit its registration (or application for registration) in any jurisdiction to lapse or to permit it to become liable to a claim for abandonment for non-use or otherwise.

10.                     APPLICATION OF PROCEEDS

Any monies received by Burdale or any Receiver after this Deed has become enforceable shall be applied in the following order of priority (but without prejudice to the right of Burdale to recover any shortfall from the Chargors):

10.1                                    in satisfaction of or provision for all costs and expenses incurred by Burdale or any Receiver and of all remuneration due to any Receiver under this Deed;

10.2                                    in or towards payment of the Secured Liabilities or such part of them as is then due and payable to Burdale; and

10.3                                    in payment of the surplus (if any) to any Chargor or other person entitled to it.

11.                     EXPENSES AND INDEMNITY

Immediately upon demand, each Chargor shall pay all other costs and expenses (including legal fees and VAT) incurred from time to time in connection with the enforcement of or preservation of rights under this Deed by Burdale, or any Receiver, attorney, manager, agent or other person appointed by Burdale under this Deed or by statute, and keep each of them indemnified against any failure or delay in paying the same.

12.                     DELEGATION

Burdale and any Receiver may, for the time being and from time to time, delegate by power of attorney or in any other manner (including, without limitation, under the hand of any manager of Burdale) to any person any right, power or discretion exercisable by Burdale or such Receiver (as the case may be) under this Deed.  Any such delegation may be made upon the terms (including, without limitation, power to sub-delegate) and subject to any regulations which Burdale or such Receiver (as the case may be) may think fit.  Neither Burdale nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate who shall be entitled to all the indemnities to which his appointor is entitled under this Deed.

13.                     FURTHER ASSURANCES

13.1                                    General

Each Chargor shall, at its own expense, execute and do all such acts, deeds and things (including, without limitation, payment of all stamp duties and registration fees) Burdale or a Receiver may reasonably require for:

13.1.1                                              perfecting or better perfecting or protecting or better protecting the security intended to be created by this Deed over any Security Asset; and

13.1.2                                              after the security constituted by this Deed has become enforceable, facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable, by Burdale or any Receiver in respect of any Security Asset, including, without limitation, the execution of any transfer, conveyance, assignment or assurance of any property whether to Burdale or to its nominees, and the giving of any notice, order or direction and the making of any registration, which in any such case, Burdale may think necessary or desirable.

13.2                                    Further Subsidiaries

13.2.1                                              Each Chargor undertakes to ensure that each company which becomes a Subsidiary (whether direct or indirect) of any Chargor after today’s date shall, promptly upon being required to do so by Burdale, execute a Deed of Accession in substantially the form set out in Schedule 6 and such company shall on the date which such Deed of Accession is executed by it become a party to this Deed in the capacity of a Chargor and this Deed shall be read and construed for all purposes as if such company had been an original party to this Deed as a Chargor (but for the avoidance of doubt the security created by such company shall be created on the date of the Deed of Accession).

13.2.2                                              Burdale may specify any amendments or changes to the form or manner in which any such new Chargor gives such security (including an acceptance of a limit on the liability of such new Chargor) which in the opinion of Burdale is necessary in order that such security may lawfully be given.

13.2.3                                              The Company shall procure that all registrations or other steps necessary to perfect any security created by a Deed of Accession are completed as soon as is practicable after its execution and in any event within any applicable time limit.

13.2.4                                              Each Chargor (other than the Company) by its execution of this Deed or any Deed of Accession, irrevocably appoints the Company to execute on its behalf any Deed of Accession without further reference to or the consent of such Chargor and such Chargor shall be bound by any such Deed of Accession as if it had itself executed such Deed of Accession.

14.                     POWER OF ATTORNEY

Each Chargor, by way of security, irrevocably and severally appoints Burdale, each Receiver and any of their delegates or sub delegates to be its attorney and on its behalf and in its name or otherwise to execute and do all such acts, deeds and things which such Chargor is obliged to take under this Deed and generally, on its behalf and in its name, to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Deed on Burdale or any Receiver.  Each Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any attorney does or purports to do pursuant to its appointment under this clause.

15.                     CONTINUING SECURITY

15.1                                    Additional Security

The security constituted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by Burdale for any of the Secured Liabilities.

15.2                                    Continuing Security

The security constituted by this Deed is continuing and will extend to the ultimate balance of all the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part.

15.3                                    Reinstatement

If any payment by a Chargor or any discharge given by Burdale (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

15.3.1                                              the liability of each Chargor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

15.3.2                                              Burdale shall be entitled to recover the value or amount of that security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

15.4                                    Waiver of defences

The obligations of each Chargor under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to it or Burdale) including:

15.4.1                                              any time, waiver or consent granted to, or composition with, any Obligor or other person;

15.4.2                                              the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any Obligor or any other person;

15.4.3                                              the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

15.4.4                                              any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

15.4.5                                              any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

15.4.6                                              any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

15.4.7                                              any insolvency or similar proceedings.

15.5                                    Immediate recourse

Each Chargor waives any right it may have of first requiring Burdale to proceed against or enforce any other rights or security or claim payment from any person before enforcing the security constituted by this Deed.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

15.6                                    Appropriations

Until all the Secured Liabilities have been irrevocably paid in full, Burdale may:

15.6.1                                              refrain from applying or enforcing any other monies, security or rights held or received by Burdale in respect the Secured Liabilities, or apply and enforce the same in such manner and order as it sees fit (whether against the Secured Liabilities or otherwise) and no Chargor shall be entitled to the benefit of the same; and

15.6.2                                              hold in an interest-bearing suspense account any monies received from any Chargor or on account of any Chargor’s liability in respect of the Secured Liabilities.

15.7                                    Deferral of Chargors’ rights

Until all the Secured Liabilities have been irrevocably paid in full and unless Burdale otherwise directs, no Chargor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

15.7.1                                              to be indemnified by an Obligor;

15.7.2                                              to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

15.7.3                                              to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of Burdale’s rights under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by Burdale.

16.                     MISCELLANEOUS

16.1                                    Covenant to pay

Each Chargor shall pay or discharge the Secured Liabilities in the manner provided for in any document creating or evidencing the Secured Liabilities and/or otherwise as agreed from time to time.

16.2                                    HM Land Registry

Each Chargor applies to the Chief Land Registrar for a restriction in the following terms to be entered on the Register of Title relating to any property registered at HM Land Registry in its name and against which this Deed may be noted:

“Except under an order of the Registrar, no disposition or dealing by the proprietor of the land is to be registered without the consent of the proprietor for the time being of the Deed dated [     ] between, amongst others, [the relevant Chargor] and Burdale Financial Limited.”

16.3                                    New Accounts

If Burdale receives, or is deemed to be affected by, notice, whether actual or constructive, of any subsequent charge or other interest affecting any Security Asset and/or the proceeds of sale of any Security Asset, Burdale may open a new account for any Chargor.  If Burdale does not open a new account, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice.  As from that time all payments made to Burdale will be credited or be treated as having been credited to the new account and will not operate to reduce any amount for which this Deed is security and, furthermore, Burdale shall be under no obligation to advance any monies or provide or continue to provide any credit facility to any Facility Company.

16.4                                    Tacking

Burdale covenants with each Chargor that it shall perform its obligations under any document creating or evidencing the Secured Liabilities (including any obligation to make available further advances).

16.5                                    Separate Charges

This Deed shall, in relation to each Chargor, be read and construed as if it were a separate Deed relating to such Chargor to the intent that if any Security Interest created by any other Chargor in this Deed shall be invalid or liable to be set aside for any reason, this shall not affect any Security Interest created under this Deed by such first Chargor.

16.6                                    Invalidity

If, at any time, any provision of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

17.                     RELEASE

17.1                                    Expiry of Security Period

Upon the expiry of the Security Period (but not otherwise), Burdale shall, at the request and cost of the Chargors, take whatever action is necessary to release the Security Assets from the security constituted by this Deed and/or reassign the benefit of the Security Assets to the Chargors.

17.2                                    Other Accounts

At any time before the security created by this Deed shall have become enforceable, in the absence of any directions from Burdale to the contrary, any amounts permitted by the terms of the Finance Documents to be paid into an Other Account shall upon payment into such account stand released from the fixed charge over Book Debts created pursuant to clause 2 and shall stand subject to the floating charge created by clause 3, provided that such release shall in no respect prejudice the continuance of the fixed charge created pursuant to clause 2 in respect of all other Book Debts.

17.3                                    Purchased Receivables

Where any Receivables are sold to Burdale by a Facility Company under the Receivables Finance Facility, such Receivables shall upon title to them passing to Burdale under the terms of the Facility Agreement stand released from the Security Interests created by this Deed.

18.                     RIGHTS AND REMEDIES

The rights of Burdale under this Deed are cumulative, may be exercised as often as considered appropriate and are in addition to the general law.  Such rights (whether arising hereunder or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing and, in particular, any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right, any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right, and no act or course of conduct or negotiation by Burdale or on its behalf shall in any way preclude it from exercising any such right or constitute a suspension or any variation of any such right.

19.                     NOTICES

19.1                                    Delivery and Receipt

Any communications to be made under or in connection with this Deed shall be made in the manner specified in the Facility Agreement.

20.                     GOVERNING LAW AND JURISDICTION

20.1                                    Governing Law

This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1

The Chargors

The Company

VIEWSONIC EUROPE LIMITED

Registered Number:	03131161
Jurisdiction of Incorporation:	England and Wales

SCHEDULE 2

Mortgaged Property

SCHEDULE 3

Forms of Notice to Banks and Acknowledgement

Part I  - Blocked Accounts

Blocked Account Notice

[On Headed Notepaper of relevant Facility Company]

[Date]

To:                   [Barclays Bank plc]

[Address]

Attention:                   [                     ]

Dear Sirs,

We hereby give you notice that by Deed of Debenture dated [         ] (the “Deed”), we have charged to Burdale Financial Limited (“Burdale”) by way of first fixed charge all our rights, title, interest and benefit in and to the following account(s) held with yourselves and all amounts standing to the credit of such account from time to time:

Account No. [         ], sort code [         ]

Account No. [         ], sort code [         ]

[Repeat as necessary]

(the “Blocked Account(s)”).

Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to Burdale at 53 Queen Anne Street, London, W1G 9HP, Attention: Company Secretary.

Yours faithfully

for and on behalf of
VIEWSONIC EUROPE LIMITED

Blocked Account Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

To:	Burdale Financial Limited (“Burdale”)
53 Queen Anne Street
London W1G 9HP

Attention:	Company Secretary

Dear Sirs,

[Name of Facility Company] (the “Company”)

We refer to the notice, received today from the Company with respect to the fixed charge which it has granted to Burdale over the Blocked Account(s) (the “Notice”).

Terms not defined in this letter shall have the meanings given to them in the Notice.

We hereby acknowledge that the Company has charged to Burdale by way of a first fixed charge all of its rights, title, interest and benefit in and to the Blocked Account.

We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Blocked Account we shall:

(a)                        not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Blocked Account save for fees and charges payable to us for the operation of the Blocked Account;

(b)                       promptly notify you of any renewal, renumbering or redesignation of any and all of the Blocked Account;

(c)                        promptly send to you copies with respect to all the Blocked Account of all statements and, if requested by you, copies of all credits, debits and notices given or made by us in connection with such account;

(d)                       not permit or effect any withdrawal or transfer from the Blocked Account by or on behalf of the Company save for withdrawals and transfers requested by you in writing to us pursuant to the terms of this letter;

(e)                        comply with all instructions received by us from you from time to time with respect to the conduct of the Blocked Account provided that such instructions are given in accordance with the terms of this letter;

(f)                          comply with all instructions received by us from you from time to time with respect to the movement of funds from the Blocked Account provided that:

(i)                             all instructions are received in writing, by facsimile, to us at facsimile number [         ], attention: [         ];

(ii)                          all instructions must be received by 2 pm if they are to be complied with on the same Business Day.  Instructions received outside such hours will be complied with on the next Business Day following such receipt. Facsimile instructions will be deemed received at the time of transmission;

(iii)                       all instructions are given in compliance with the mandate entered into by you stipulating who may give instructions to us; and

(iv)                      to the extent that an instruction is given which would in our opinion cause the Blocked Account to become overdrawn we will transfer the outstanding balance in the account;

(g)                       (subject to paragraph (h) below) effect the following transaction on a daily basis unless we receive written notice to the contrary in accordance with paragraph (f) above: the cleared balance of the Blocked Account will be transferred into the account at [Bank] account number [         ], being an account in your name designated the “[the relevant Facility Company] Loan Account” attn. [         ]];

(h)                       we shall not be obliged to comply with any instructions received from you or undertake the transactions set out in paragraph (g) where:

(i)                             due to circumstances not within our direct control we are unable to comply with such instructions; and

(ii)                          that to comply with such instructions will breach a Court Order or be contrary to applicable law,

and in each case we shall give notice thereof to the Company and Burdale as well as reasons why we cannot comply with such instructions;

(i)                           in the event that we are unable to comply with any instructions due to circumstances set out in paragraph (h) we shall not be responsible for any loss caused to you or to the Company and in any event we shall not be liable for any consequential, special, secondary or indirect loss of or damage to goodwill, profits or anticipated savings (however caused); and

(j)                           you acknowledge that we are obliged to comply with the terms of this letter and that we have no notice of the particulars of the charge granted to you by the Company other than as set out in the Notice and this letter. You further acknowledge that subject to the terms of this letter we shall not be liable to you in any respect if the Company operates the Blocked Account in breach of any agreement entered into by the Company with you.

We note that, for the purposes of this letter, all notices, copy notices, advices and correspondence to be delivered to you shall be effectively delivered if sent by facsimile to you at number 020 7935 5445 or by post at the address at the top of this letter, in both cases marked for the attention of the Company Secretary.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully	We hereby acknowledge and accept the terms of this letter

for and on behalf of	for and on behalf of

[BANK]	BURDALE FINANCIAL LIMITED

Part II – Other Accounts

Other Accounts Notice

[On Headed Notepaper of relevant Chargor]

[Date]

To:	[Bank name]
[ ] Branch
[Address]

Attention: [ ]

Dear Sirs,

We hereby give you notice that by Deed of Debenture dated [         ] (the “Deed”), we have charged to Burdale Financial Limited (“Burdale”) all our rights, title, interest and benefit in and to the following accounts held with yourselves and all amounts standing to the credit of such accounts from time to time:

Account No. [         ], sort code [         ]

Account No. [         ], sort code [         ]

Account No. [         ], sort code [         ]

[Repeat as necessary]

(the “Charged Accounts”).

Please acknowledge receipt of this letter by returning a copy of the attached letter on your own headed notepaper with a receipted copy of this notice forthwith, to Burdale at 53 Queen Anne Street, London, W1G 9HP, Attention: Company Secretary.

Yours faithfully

for and on behalf of
VIEWSONIC EUROPE LIMITED

Other Accounts Acknowledgement

[On the Headed Notepaper of Bank]

[Date]

To:	Burdale Financial Limited (“Burdale”)
53 Queen Anne Street
London W1G 9HP

Attention:	Company Secretary

Dear Sirs,

[Relevant Chargor] (the “Chargor”)

We refer to the notice, received today from the Chargor with respect to the charge which it has granted to Burdale over the Charged Accounts (the “Notice”).

Terms not defined in this letter shall have the meanings given to them in the Notice.

We hereby acknowledge that the Chargor has charged to Burdale by way of a first floating charge all of its rights, title, interest and benefit in and to the Charged Accounts.

We hereby irrevocably undertake to you that until receipt by us of notice from you confirming that you no longer have any interest in the Charged Accounts we shall:

(a)                          not exercise any right of combination, consolidation, merger or set-off which we may have in respect of, or otherwise exercise any other right which we may have to apply any monies from time to time standing or accruing to the credit of the Charged Accounts save for fees and charges payable to us for the operation of the Charged Accounts;

(b)                         promptly notify you of any renewal, renumbering or redesignation of any and all of the Charged Accounts;

(c)                          upon request from send to you copies with respect to all the Charged Accounts of all statements together with copies of all credits, debits and notices given or made by us in connection with such account;

(d)                         permit or effect any withdrawal or transfer from the Charged Accounts in accordance with the Chargor’s mandate with us until we receive notice from you terminating the Chargor’s right to operate the Charged Accounts;

(e)                          Comply with all instructions received by us from you from time to time with respect to the conduct of the Charged Accounts provided that such instructions are given in accordance with the terms of this letter;

(f)                            comply with all instructions received by us from you from time to time with respect to the movement of funds from the Charged Accounts provided that:

(i)                         all instructions are received in writing, by facsimile, to us at facsimile number [         ], attention: [         ]; and

(ii)                      all instructions must be received by 2 pm if they are to be complied with on the same Business Day.  Instructions received outside such hours will be complied with on the next Business Day following such receipt. Facsimile instructions will be deemed received at the time of transmission; and

(iii)                   to the extent that an instruction is given which would in our opinion cause any Charged Account to become overdrawn we will transfer the cleared balance in the account;

(g)                         we shall not be obliged to comply with any instructions received from you where:

(i)                         due to circumstances not within our direct control we are unable to comply with such instructions; and

(ii)                      that to comply with such instructions will breach a Court Order or be contrary to applicable law,

and in each case we shall give notice thereof to the Chargor and Burdale as well as reasons why we cannot comply with such instructions;

(h)                         in the event that we are unable to comply with any instructions due to circumstances set out in paragraph (g) we shall not be responsible for any loss caused to you or to the Chargor and in any event we shall not be liable for any consequential, special, secondary or indirect loss of or damage to goodwill, profits or anticipated savings (however caused); and

(i)                             you acknowledge that we are obliged to comply with the terms of this letter and that we have no notice of the particulars of the charge granted to you by the Chargor other than as set out in the Notice and this letter. You further acknowledge that subject to the terms of this letter we shall not be liable to you in any respect if the Chargor operates the Charged Accounts in breach of any agreement entered into by the Chargor with you.

We are irrevocably authorised by you to follow any instructions received from you in relation to the Charged Accounts from any person that we reasonably believe is an authorised officer of Burdale, without further inquiry as to Burdale’s right or authority to give such instructions and we shall be fully protected in acting in accordance with such instructions.

We note that, for the purposes of this letter, all notices, copy notices, advices and correspondence to be delivered to you shall be effectively delivered if sent by facsimile to you at number 020 7935 5445 or by post at the address at the top of this letter, in both cases marked for the attention of the Company Secretary.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully	We hereby acknowledge and accept the terms of this letter

for and on behalf of	for and on behalf of

[BANK]	BURDALE FINANCIAL LIMITED

SCHEDULE 4

Group Shares

Chargor	Company Name	Type of Share	Number of Shares	Nominee (if any)

SCHEDULE 5

Blocked Accounts and Other Accounts

Bank	Branch	Account No.	Denomination

PART I

Blocked Accounts

Bank	Country	Account Number	Denomination
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

PART II

Other Accounts

Bank	Country	Account Number	Denomination
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

PART III

Local Accounts

Bank	Country	Account Number	Denomination
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

*      Confidential Treatment Requested

SCHEDULE 6

Deed of Accession

DATE

PARTIES

(1)                        [         ] LIMITED (Registered in England and Wales under company registration number [         ]) (the “New Chargor”);

(2)                        VIEWSONIC EUROPE LIMITED (Registered in England and Wales under company registration number 03131161) (the “Company”) for itself and as agent for and on behalf of each of the other Chargors presently party to the Debenture (as defined below); and

(3)                        BURDALE FINANCIAL LIMITED (Registered in England and Wales under company registration number 2656007) (“Burdale”).

RECITALS

(A)                    The Company and others as Chargors entered into a deed of debenture dated [         ] (as supplemented and amended from time to time, the “Debenture”) in favour of Burdale.

(B)                      The New Chargor has at the request of the Company and in consideration of Burdale continuing to make facilities available to the Facility Companies and after giving due consideration to the terms and conditions of the Finance Documents and the Debenture and satisfying itself that there are reasonable grounds for believing that the entry into this Deed by it will be of benefit to it, decided in good faith and for the purpose of carrying on its business to enter into this Deed and thereby become a Chargor under the Debenture.

(C)                      The Chargors and Burdale intend that this document take effect as a deed notwithstanding that it may be executed under hand.

IT IS AGREED AS FOLLOWS:

1.                             Terms defined in the Debenture have the same meaning when used in this Deed.

2.                             The New Chargor agrees to become a party to and bound by the terms of the Debenture as a Chargor with immediate effect and so that the Debenture shall be read and construed for all purposes as if the New Chargor had been an original party to the Debenture in the capacity of Chargor (but so that the security created consequent on such accession shall be created on the date of this Deed).

3.                             The New Chargor undertakes to be bound by all of the covenants and agreements in the Debenture which are expressed to be binding on a Chargor.

4.                             The New Chargor grants to Burdale the assignments, charges, mortgages and other Security Interests described in the Debenture as being granted, created or made by Chargors under the Debenture to the intent that its assignments, charges, mortgages and other Security Interests shall be effective and binding upon it and its property and assets and shall not in any way be avoided, discharged or released or otherwise adversely affected by any ineffectiveness or invalidity of the Debenture or of any other party’s execution of the Debenture or any other Deed of Accession, or by any avoidance, invalidity, discharge or release of any guarantee, assignment or charge contained in the Debenture or in any other Deed of Accession.

5.                             The Debenture and this Deed shall be read and construed as one to the extent and so that references in the Debenture to:

(a)                        “this Deed” and similar phrases shall be deemed to include this Deed;

(b)                       “Schedule 2” shall be deemed to include a reference to part I of the Schedule to this Deed;

(c)                        “Schedule 4” shall be deemed to include a reference to part II of the Schedule to this Deed;

(d)                       “Schedule 5” shall be deemed to include a reference to part III of the Schedule to this Deed;

(e)                        “Schedule 7” shall be deemed to include a reference to part IV of the Schedule to this Deed;

(f)                          “Schedule 8” shall be deemed to include a reference to part V of the Schedule to this Deed.

6.                             The parties agree that the bank accounts of the New Chargor specified in part III of the Schedule to this Deed shall be designated as Other Accounts for the purposes of the Debenture.

7.                             The Company, for itself and as agent for and on behalf of the other Chargors under the Debenture, agrees and consents to all of the matters provided for in this Deed.

8.                             Without limiting the generality of the other provisions of this Deed and the Debenture, pursuant to the terms of this Deed and the Debenture, the New Chargor as security for the payment and performance of the Secured Liabilities, and in the manner specified in clause 1.2(g) of the Debenture:

(a)                        charges to Burdale by way of first legal mortgage all of the property (if any) now belonging to it brief descriptions of which are specified in Schedule 2 to the Debenture and/or part I of the Schedule to this Deed;

(b)                       mortgages and charges and agrees to mortgage and charge to Burdale all of the stocks, shares and other securities (if any) brief descriptions of which are specified in part II of the Schedule to this Deed (which shall from today’s date form part of the Group Shares for the purposes of the Debenture), the same to be a security by way of a first mortgage;

(c)                        [charges to Burdale by way of a first fixed charge all of its right, title and interest in and to:

(i)                          the Blocked Account(s) specified in the Schedule to the Accession Letter dated on or about today’s date pursuant to which the New Chargor is to become a Facility Company and a Guarantor under the Facility Agreement; and

(ii)                       all monies standing to the credit of such Blocked Account(s) and the debts represented by them;][INCLUDE IF NEW CHARGOR IS ALSO TO BE A FACILITY COMPANY]

(d)                       charges to Burdale by way of first fixed charge its registered Intellectual Property (if any) specified in part IV of the Schedule to this Deed (which shall from today’s date form part of the Specified Intellectual Property of the Chargors for the purposes of the Debenture); and

(e)                        mortgages and charges and agrees to mortgage and charge to Burdale the same to be a security by way of a first mortgage all of its right, title and interest in and to the Equipment (if any) brief descriptions of which are specified in part V of the Schedule to this Deed (which shall from today’s date form part of the Specified Equipment for the purposes of the Debenture), the same to be a security by way of a first legal mortgage and all spare parts and replacements for and all modifications and additions to such Specified Equipment.

9.                             This Deed is governed by English law.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SCHEDULE

Part I – Real Property

[Insert details of any real property owned by the New Chargor]

Part II – Group Shares

[Insert details of all Group Shares of the New Chargor]

Part III – Other Accounts

[Insert details of all Other Accounts of the New Chargor]

Part IV – Specified Intellectual Property

[Insert details of any registered Intellectual Property owned by the New Chargor]

Part V – Specified Equipment

[Insert details of any Equipment owned by the New Chargor which is to be Specified Equipment]

SIGNATORIES

[to the Deed of Accession]

The New Chargor

Executed as a Deed by	)
[ ] LIMITED	)
acting by two of its directors or	)
one director and its secretary:	)

Director

Director/Secretary

The Company
for itself and as agent for the other
Chargors party to the Debenture

Executed as a Deed by	)
VIEWSONIC EUROPE LIMITED	)
acting by two of its directors or	)
one director and its secretary:	)

Director

Director/Secretary

Burdale

BURDALE FINANCIAL LIMITED

By:

SCHEDULE 7

Specified Intellectual Property

SCHEDULE 8

Specified Equipment

SIGNATORIES

The Company

Executed as a Deed by	)
VIEWSONIC EUROPE LIMITED	)
acting by two of its directors or	)
one director and its secretary:	)

Director

Director/Secretary

Burdale

BURDALE FINANCIAL LIMITED

By: